Exhibit 99(b)2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying Quarterly Report on Form 10-Q of Alabama Power Company for the quarter ended March 31, 2003, I, William B. Hutchins, III, Executive Vice President, Chief Financial Officer and Treasurer, hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     (1) such Quarterly Report on Form 10-Q of Alabama Power Company for the quarter ended March 31, 2003, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Quarterly Report on Form 10-Q of Alabama Power Company for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Alabama Power Company.


                                          /s/William B. Hutchins, III
                                           William B. Hutchins, III
                                           Executive Vice President,
                                    Chief Financial Officer and Treasurer

Date:  May 13, 2003


A signed original of this written statement required by Section 906 has been provided to Alabama Power Company and will be retained by Alabama Power Company and furnished to the Securities and Exchange Commission or its staff upon request.